                                                                    EXHIBIT 3.15

                          CERTIFICATE OF INCORPORATION

                                       OF

                     THERMETIC GLASS ACQUISITION CORPORATION

         FIRST: The name of the Corporation is THERMETIC GLASS ACQUISITION CORPORATION.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

         THIRD: The purpose of the Corporation is to engage in and to do any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one hundred thousand (100,000) shares of common stock, par value $.01 per share.

         FIFTH: The name and mailing address of the Incorporator of the Corporation is as follows:

NAME                                      MAILING ADDRESS

AAP Holdings, Inc.                        812 Huron Road, East, No. 880
                                          Cleveland, Ohio 44115-1126

         SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

         (1) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

         (2) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

         SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

         EIGHTH: The liability of directors of the Corporation is hereby eliminated to the full extent permitted by Section 102(b)(7) of the Delaware General Corporation Law or any successor provisions.

         THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is its act and deed and the facts herein stated are true, and accordingly has caused to be set hereunder its hand this 23rd day of June, 1997.


                                         AAP HOLDINGS, INC.



                                         By:/s/ Tracey Stockton
                                            -----------------------------------
                                                Tracey Stockton
                                                Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                     THERMETIC GLASS ACQUISITION CORPORATION

         THERMETIC GLASS ACQUISITION CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify as follows:

         FIRST: That the Corporation, by the unanimous written consent of its Board of Directors, filed with the Minutes of the Board, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and submitted the amendment to the stockholders of the Corporation for consideration. Such resolutions provide as follows:

                  RESOLVED: That Article I of the Certificate of Incorporation of Thermetic Glass Acquisition Corporation be amended in its entirety as follows:

                           1.       The name of the Corporation is
                                    THERMETIC GLASS, INC.

         SECOND: That, thereafter, the amendment was duly adopted by written consent of the sole stockholder of the Corporation in accordance with
         Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That such amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Thermetic Glass Acquisition Corporation has caused this Certificate to be signed by its Assistant Secretary, this 18th day of July, 1997.

                                 THERMETIC GLASS ACQUISITION CORPORATION


                                 By:/s/ Tracey M . Stockton
                                    -------------------------------------------
                                        Tracey M. Stockton, Assistant Secretary